Exhibit 16.1



                         [Letterhead of FRANCIS & CO., CPAs]




                                   November 6, 1997



Securities and Exchange Commission
450 5th St., NW
Washington, DC 20549

     RE:  8-K filing by Beach First National Bancshares, Inc.
          (the "Company")

Dear Sirs:

     We have received a copy of Form 8-K to be filed with the Securities and Exchange Commission disclosing the Company's change in accountants. This letter shall serve as confirmation that we agree with the statements made by the Company in the Form 8-K.

                                   Yours very truly,



                                   /s/ Eddie Y. Francis
                                   Eddie Y. Francis